Exhibit 1.7

ASSIGNMENT OF AND AMENDMENT TO

IP SECURITY AGREEMENT

THIS ASSIGNMENT OF AND AMENDMENT TO IP SECURITY AGREEMENT (the “Assignment”), is entered into as of [DATE, 2025], by BMO Bank N.A. (f/k/a BMO Harris Bank N.A.) (“Assignor”), in favor of Bank of Montreal (“Assignee”), and is consented to by Twin Disc, Incorporated, a Wisconsin corporation (“TDI”) and immediately after giving effect to the Kobelt Acquisition and the Kobelt Amalgamation, Kobelt Manufacturing Co. Ltd., a company amalgamated under the laws of British Columbia as a result of the Kobelt Amalgamation (“Canadian Borrower”).

RECITALS

A.         Pursuant to the Credit Agreement, dated April 22, 2016, by and among TDI, Assignee and the lenders party thereto (the “2016 Credit Agreement”), TDI and Assignee entered into that certain Intellectual Property Security Agreement, dated as of April 22, 2016 (the “IP Security Agreement”), a copy of which is attached hereto as Exhibit A;

B.       Contemporaneously with a refinancing of the credit facilities extended by Assignor to TDI, dated as of July 29, 2018 (the “2018 Credit Agreement”), Assignee assigned the IP Security Agreement to Assignor under an Assignment of and Amendment to IP Security Agreement (the “2018 Assignment”), a copy of which is attached hereto as Exhibit B;

C.         Contemporaneously herewith, Assignee will refinance the credit facilities extended by Assignor to TDI under the 2018 Credit Agreement, and finance additional credit facilities, including to Canadian Borrower, as an additional Borrower thereunder, pursuant to that certain Credit Agreement, dated as of the date hereof, by and between Assignee, TDI, and Canadian Borrower (the “2025 Credit Agreement”);

D.         Assignor now desires to assign its rights and obligations as Secured Party and Bank (as defined herein) under the IP Security Agreement to Assignee, and Assignee desires to accept such assignment; and

E.         The parties hereto also desire to amend the IP Security Agreement on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated herein and made a part hereof, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.         Assignment and Assumption.

(a)         Assignor hereby assigns to Assignee, and Assignee hereby assumes from Assignor, all of Assignor’s rights and obligations as Secured Party and Bank (as defined herein) under the IP Security Agreement. The assignment set forth in this Section 1(a) shall be without recourse to or representation or warranty (except as expressly provided in this Assignment, in the other documents executed in connection with this Assignment, or in the IP Security Agreement, as assigned and amended) by Assignor.

(b)         Assignee shall become and be a party to the IP Security Agreement and succeed to all of the rights and be obligated to perform all of the obligations of Secured Party and Bank under the IP Security Agreement.

(c)         In conjunction with the assignment hereunder, Assignor shall transfer and deliver to Assignee any and all Collateral, and/or evidence thereof, in Assignor’s possession. Until such time as the Collateral in Assignor’s possession is transferred to Assignee, Assignor shall hold such Collateral for the benefit of the Assignee.

2.         Amendments. The IP Security Agreement is hereby amended as follows:

(a)         Grantor. The definition of “Grantor” in the IP Security Agreement is hereby amended and restated to mean, collectively, Kobelt Manufacturing Co. Ltd. (“Canadian Borrower”) and Twin Disc, Incorporated (“TDI”).

(b)         Secured Party. The definition “Secured Parties” in the IP Security Agreement is hereby amended and restated to mean “Bank of Montreal.”

(c)         Bank. The definition of “Bank” shall be restated in its entirety to mean “Bank of Montreal”.

(d)        Credit Agreement. The definition of “Credit Agreement” in the IP Security Agreement is hereby amended and restated to mean “the Credit Agreement, dated as of [DATE, 2025], by and between Bank, and Grantor, as the same may hereafter be amended, restated, supplemented or otherwise modified.”

(e)         Security Agreement. The definition of “Security Agreement” in the IP Security Agreement is hereby amended and restated to mean “the Security Agreement, dated as of April 22, 2016, by and between TDI and Bank of Montreal, as assigned to and amended by that certain Assignment of and Amendment to Security Agreement, dated as of June 29, 2018, between TDI, BMO Bank N.A, as assignee, and Bank of Montreal, as assignor, and BMO Bank N.A., as assignee, and as further amended by that certain Assignment of and Amendment to Security Agreement, dated as of [DATE], 2025, between TDI, BMO Bank N.A., as assignor, and Bank of Montreal, as assignee and the Security Agreement, dated as of [DATE] between Canadian Borrower and Bank of Montreal.”

(f)          Schedules. All of the Schedules to the IP Security Agreement are hereby amended and restated in their entirety with those Schedules attached hereto as Exhibit C.

3.         No Termination. The parties hereto acknowledge and agree that notwithstanding any terms or conditions contained in the IP Security Agreement to the contrary, neither this Assignment, nor any other assignment, amendment or restatement of any other Loan Document (as defined in the 2025 Credit Agreement), shall trigger a termination of the IP Security Agreement.

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4.         No Novation. It is the intention of the parties hereto that this Assignment not constitute a novation of the obligations under the IP Security Agreement and that, from and after the date hereof, the IP Security Agreement shall be amended hereby and all references herein to “hereunder,” “hereof,” or words of like import and all references in any Loan Documents or any documents entered into in connection therewith to the “IP Security Agreement” or words of like import shall mean and be a reference to the IP Security Agreement as assigned and amended hereby as and as hereafter amended, supplemented, restated or renewed.

5.         Ratification. As hereby assigned and amended, the IP Security Agreement and all representations and warranties provided therein are hereby ratified, approved and confirmed in all respects.

6.         Conflict. In the event of a conflict between the terms and conditions of this Assignment and the terms and conditions of the IP Security Agreement, the terms and conditions of this Assignment shall control.

7.         Counterparts. This Assignment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.         Capitalized Terms. Capitalized terms used but not otherwise defined in this Assignment shall have the definitions given said terms in the IP Security Agreement.

[Signatures Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR: BMO BANK N.A. By:__________________________________ Name: Mark Czarnecki Title: Senior Vice President

ASSIGNEE:

BANK OF MONTREAL

By:__________________________________

Name: Mark Czarnecki

Title: Senior Vice President

By:__________________________________

Name: Helen Alvarez-Hernandez

Title: Managing Director

Consented to by GRANTOR:

TWIN DISC, INCORPORATED

By: ________________________________

Name: Jeffrey S. Knutson

Title: Vice President – Finance and Chief Financial Officer

(following the consummation of the

Kobelt Acquisition and the Kobelt Amalgamation)

KOBELT MANUFACTURING CO. LTD.

By: ______________________________

Name:

Title:

Signature Page to Assignment of Amendment to IP Security Agreement]

Exhibit A

Copy of IP Security Agreement

See attached.

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INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”), dated as of April 22, 2016, is made by TWIN DISC, INCORPORATED, a Wisconsin corporation (the “Grantor”) in favor of BANK OF MONTREAL, a Canadian chartered bank acting through its Chicago branch (the “Administrative Agent”), as Administrative Agent for the secured parties under the Credit Agreement referred to below (the “Secured Parties”).

WHEREAS, Grantor has entered into a Credit Agreement, dated as of even date herewith (the “Credit Agreement”), with the Administrative Agent, the Lenders (the “Lenders”) from time to time parties thereto, and the guarantors (the “Guarantors”) from time to time parties thereto.

WHEREAS, as a condition precedent to the making of loans by the Lenders under the Credit Agreement, Grantor has executed and delivered to the Administrative Agent that certain Security Agreement, dated as of even date herewith, made by and between the Grantor and the Administrative Agent (the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantor, and have agreed to execute and deliver this IP Security Agreement, for recording with national, federal and state government authorities, including, but not limited to, the United States Patent and Trademark Office and the United States Copyright Office.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees with the Administrative Agent as follows:

1.         Grant of Security. Grantor hereby pledges and grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in and to all of the right, title and interest of Grantor in, to and under the following, wherever located, and whether now existing or hereafter arising or acquired from time to time (the “IP Collateral”):

(a)         the patents and patent applications set forth in the Perfection Certificate dated contemporaneously herewith from Grantor (the “Perfection Certificate”) and all reissues, divisions, continuations, continuations-in-part, renewals, extensions and reexaminations thereof and amendments thereto (the “Patents”);

(b)         the trademark registrations and applications set forth in the Perfection Certificate, together with the goodwill connected with the use of and symbolized thereby and all extensions and renewals thereof (the “Trademarks”), excluding only United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

(c)          the copyright registrations, applications and copyright registrations and applications exclusively licensed to each Grantor set forth in the Perfection Certificate, and all extensions and renewals thereof (the “Copyrights”);

(d)         all rights of any kind whatsoever of such Grantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(e)         any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(f)         any and all claims and causes of action, with respect to any of the foregoing, whether occurring before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.         Recordation. Grantor authorizes the Commissioner for Patents, the Commissioner for Trademarks and the Register of Copyrights and any other government officials to record and register this IP Security Agreement upon request by the Administrative Agent.

3.         Loan Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement, which is hereby incorporated by reference. The provisions of the Security Agreement shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Administrative Agent with respect to the IP Collateral are as provided by the Credit Agreement, the Security Agreement and related documents, and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

4.         Execution in Counterparts. This IP Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this IP Security Agreement by facsimile or in electronic (i.e., "pdf" or "tif" format) shall be effective as delivery of a manually executed counterpart of this IP Security Agreement.

5.         Successors and Assigns. This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.         Governing Law. This IP Security Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this IP Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Wisconsin, without giving effect to any choice or conflict of law provision or rule.

7.         Notices. All written notices and other communications required hereunder shall be sent to addresses as set forth in the Credit Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TWIN DISC, INCORPORATED

By
Name: Jeffrey S. Knutson Title: Vice President – Finance and Chief Financial Officer

BANK OF MONTREAL, as Administrative Agent

By
Name: Jason Hoefler Title: Director

Exhibit B

Copy of Assignment and Amendment

to IP Security Agreement (2018)

See attached.

ASSIGNMENT OF AND AMENDMENT TO

IP SECURITY AGREEMENT

THIS ASSIGNMENT OF AND AMENDMENT TO IP SECURITY AGREEMENT (the “Assignment”), is made on June 29, 2018, by and among BANK OF MONTREAL (“Assignor”), BMO HARRIS BANK N.A. (“Assignee”), and TWIN DISC, INCORPORATED, a Wisconsin corporation (“Grantor”).

RECITALS:

A.         Pursuant to the Credit Agreement, dated April 22, 2016, by and among Borrower, Assignor and the lenders party thereto (the “2016 Credit Agreement”), Grantor and Assignor entered into that certain Intellectual Property Security Agreement, dated as of April 22, 2016 (the “IP Security Agreement”), a copy of which is attached hereto as Exhibit A;

B.          Contemporaneously herewith, Assignee will refinance the credit facilities extended by Assignor to Borrower under the 2016 Credit Agreement, and finance additional credit facilities, pursuant to that certain Credit Agreement, dated as of the date hereof, by and between Assignee and Borrower (the “2018 Credit Agreement”);

C.         Assignor now desires to assign its rights and obligations as Secured Party and Bank (as defined herein) under the IP Security Agreement to Assignee, and Assignee desires to accept such assignment; and

D.         The parties hereto also desire to amend the IP Security Agreement on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated herein and made a part hereof, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

1.         Assignment and Assumption.

(a)         Assignor hereby assigns to Assignee, and Assignee hereby assumes from Assignor, all of Assignor’s rights and obligations as Secured Party and Bank (as defined herein) under the IP Security Agreement. The assignment set forth in this Section 1(a) shall be without recourse to or representation or warranty (except as expressly provided in this Assignment, in the other documents executed in connection with this Assignment, or in the IP Security Agreement, as assigned and amended) by Assignor.

(b)         Assignee shall become and be a party to the IP Security Agreement and succeed to all of the rights and be obligated to perform all of the obligations of Secured Party and Bank under the IP Security Agreement.

(c)         In conjunction with the assignment hereunder, Assignor shall transfer and deliver to Assignee any and all Collateral, and/or evidence thereof, in Assignor’s possession. Until such time as the Collateral in Assignor’s possession is transferred to Assignee, Assignor shall hold such Collateral for the benefit of the Assignee.

2.         Amendments. The IP Security Agreement is hereby amended as follows:

(a)         Secured Party. The definition “Secured Parties” in the IP Security Agreement is hereby amended and restated to mean “BMO Harris Bank N.A., a national banking association.”

(b)         Administrative Agent. The definition of “Administrative Agent” in the IP Security Agreement is hereby deleted in its entirety and replaced with the term “Bank” (as defined herein). It is the intention of the parties hereto that, from and after the date hereof, all references in the IP Security Agreement to the Administrative Agent shall mean and be a reference to Bank.

(c)         Credit Agreement. The definition of “Credit Agreement” in the IP Security Agreement is hereby amended and restated to mean “the Credit Agreement, dated as of June 29, 2018, by and between Bank and Grantor, as the same may hereafter be amended, restated, supplemented or otherwise modified.”

(d)         Security Agreement. The definition of “Security Agreement” in the IP Security Agreement is hereby amended and restated to mean “the Security Agreement, dated as of April 22, 2016, by and between Grantor and Bank, as assigned to and amended by that certain Assignment of and Amendment to IP Security Agreement, dated as of June 29, 2018, between Grantor, Bank and Bank of Montreal, as assignor.”

3.         No Termination. The parties hereto acknowledge and agree that notwithstanding any terms or conditions contained in the IP Security Agreement to the contrary, neither this Assignment, nor any other assignment, amendment or restatement of any other Loan Document (as defined in the 2016 Credit Agreement), shall trigger a termination of the IP Security Agreement.

4.         No Novation. It is the intention of the parties hereto that this Assignment not constitute a novation of the obligations under the IP Security Agreement and that, from and after the date hereof, the IP Security Agreement shall be amended hereby and all references herein to “hereunder,” “hereof,” or words of like import and all references in any Loan Documents or any documents entered into in connection therewith to the “IP Security Agreement” or words of like import shall mean and be a reference to the IP Security Agreement as assigned and amended hereby as and as hereafter amended, supplemented, restated or renewed.

5.         Ratification. As hereby assigned and amended, the IP Security Agreement and all representations and warranties provided therein are hereby ratified, approved and confirmed in all respects.

6.         Conflict. In the event of a conflict between the terms and conditions of this Assignment and the terms and conditions of the IP Security Agreement, the terms and conditions of this Assignment shall control.

7.         Counterparts. This Assignment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.         Capitalized Terms. Capitalized terms used but not otherwise defined in this Assignment shall have the definitions given said terms in the IP Security Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR: BANK OF MONTREAL By:__________________________________ Name: Title:

ASSIGNEE: BMO HARRIS BANK N.A. By:__________________________________ Mark Czarnecki, Senior Vice President

GRANTOR: TWIN DISC, INCORPORATED By: ________________________________ Jeffrey S. Knutson, Vice President – Finance and Chief Financial Officer

Exhibit C

Schedules

to IP Security Agreement

See attached.